Kaman Corporation
1332 Blue Hills Avenue, Bloomfield, CT 06002
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be
Held on Wednesday, April 15, 2009
The Proxy Statement, Annual Report and other proxy materials are available at: http://bnymellon.mobular.net/bnymellon/kamn

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Kaman Corporation

If  you  want to  receive a  paper or
e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 1, 2009 to facilitate timely delivery.

Dear Shareholder:

          The 2009 Annual Meeting of Shareholders of Kaman Corporation (the “Company”) will be held at the Company, 1332 Blue Hills Avenue, Bloomfield, CT 06002, on Wednesday, April 15, 2009, at 11:00 a.m. (local time).

Proposals to be considered at the Annual Meeting are as follows:
(1)	to elect three (3) Class 1 Directors, being E. Reeves Callaway III, Karen M. Garrison and A. William Higgins;
(2)	ratification of appointment of KPMG LLP as independent registered public accounting firm for the Company.

The Board of Directors recommends a vote “FOR” Items 1 and 2.

          These items of business are more fully described in the Company’s 2009 Proxy Statement. The close of business on February 17, 2009 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof.

CONTROL NUMBER

You may vote your proxy when you view the materials on the Internet. You will be asked to enter this 11-digit control number

PX42079

Stockholders of record as of the Record Date are cordially invited and encouraged to attend the Annual Meeting. Directions to attend the Annual Meeting where you may vote in person can be found on our website: www.kaman.com.

Meeting Location:
Kaman Corporation 1332 Blue Hills Avenue Bloomfield, CT 06002

The following Proxy Materials are available for you to review online:
•	the Company’s 2009 Proxy Statement (including all attachments thereto);
•	the Proxy Card;
•	the Company Annual Report (which includes its SEC Annual Report on Form-10k) for the year ended December 31, 2008 (which is not deemed to be part of the official proxy soliciting materials); and
•	any amendments to the foregoing materials that are required to be furnished to stockholders.

To request a paper copy of the Proxy Materials, (you must reference your 11 digit control number)
Telephone: 1-888-313-0164 (outside of the U.S and Canada call 201-680-6688),
Email : shrrelations@bnymellon.com
Internet http://bnymellon.mobular.net/bnymellon/kamn.

ACCESSING YOUR PROXY MATERIALS ONLINE
YOU MUST REFERENCE YOUR 11-DIGIT CONTROL NUMBER WHEN YOU REQUEST
A PAPER COPY OF THE PROXY MATERIALS OR TO VOTE YOUR PROXY ELECTRONICALLY.

The Proxy Materials for Kaman Corporation are available to review at:

http://bnymellon.mobular.net/bnymellon/kamn

Have this notice available when you request a PAPER copy of the Proxy Materials, when you want to view your proxy materials online
OR WHEN YOU WANT TO VOTE YOUR PROXY ELECTRONICALLY.

VOTE BY INTERNET
Use the Internet to vote your shares. Have this card in hand when you access the above web site.
On the top right hand side of the website click on “Vote Now” to access the electronic proxy card and vote your shares